UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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GREENMAN TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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GREENMAN TECHNOLOGIES, INC.

205 South Garfield

Carlisle, Iowa 50047

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held March 30, 2011

To Our Stockholders:

You are hereby notified that the Annual Meeting of Stockholders of GreenMan Technologies, Inc., a Delaware corporation (together with its subsidiaries, the “Company, “we”, “us” or “our”), will be held on Wednesday, March 30, 2011, at 3:00 P.M. at the John Hancock Condominiums, 44th Floor Meeting Room, 175 East Delaware Place, Chicago, Illinois 60611 for the following purposes:

1. To consider and act upon a proposal to fix the number of directors of the Company at six and to elect six directors for the ensuing year;

2. To consider and act upon a proposal to ratify the selection of the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2011; and

3. To consider and act upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on February 1, 2011 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours from March 19, 2011 until the Meeting at our principal executive offices. The list will also be available at the Meeting.

Only shareholders and guests of the Company may attend and be admitted to the meeting. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares.

All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

Lyle Jensen

Chief Executive Officer

February 18, 2011

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT, SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

Requests for additional copies of the proxy materials and our Annual Report for the fiscal year ended September 30, 2010 should be addressed to Shareholder Relations, GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa 50047. This material will be furnished without charge to any stockholder requesting it. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 30, 2011:  The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended September 30, 2010 are available at www.greenman.biz.

GREENMAN TECHNOLOGIES, INC.

205 South Garfield

Carlisle, Iowa 50047

PROXY STATEMENT

February 18, 2011

Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors at our expense for use at the Annual Meeting of Stockholders to be held at 3:00 PM. on Wednesday, March 30, 2011, at the John Hancock Condominiums, 44th Floor Meeting Room, 175 East Delaware Place, Chicago, Illinois 60611.

Only stockholders of record as of February 1, 2011 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 35,201,977 shares of our Common Stock, par value $.01 per share, were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date.

All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of our Board of Directors, shares represented by proxies will be voted as stated below under “Election of Directors.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to such matter, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

The representation in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Our Annual Report, containing financial statements for fiscal year ended September 30, 2010 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about February 18, 2011.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 1, 2011:

• by each of our directors and executive officers;

• by all of our directors and executive officers as a group; and

• by each person (including any “group” as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock.

Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of February 1, 2011, 35,201,977 shares of our common stock were issued and outstanding.

Security Ownership of Management and Directors

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Dr. Allen Kahn (3)	4,719,250	13.39%
Maury Needham (4)	1,740,839	4.90%
Lyle Jensen (5)	1,613,522	4.47%
Charles E. Coppa (6)	777,695	2.19%
Lew F. Boyd (7)	442,678	1.25%
Kevin Tierney, Sr.(8)	39,000	*
Thomas Galvin.	25,000	*
All officers and directors as a group (7 persons)	9,357,984	25.39%

* less than 1%

Security Ownership of Certain Beneficial Owners

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Iowa State Bank (9)	2,000,000	5.70%

_____________________________

(1) Except as noted, each person’s address is care of GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa, 50047.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 30,500 shares of common stock issuable pursuant to immediately exercisable stock options.

(4) Includes 352,500 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham’s wife.

(5) Includes 878,500 shares of common stock issuable pursuant to immediately exercisable stock options.

(6) Includes 269,100 shares of common stock issuable pursuant to immediately exercisable stock options.

(7) Includes 86,500 shares of common stock issuable pursuant to immediately exercisable stock options.

(8) Includes 10,000 shares of common stock issuable pursuant to immediately exercisable stock options.

(9) Iowa State Bank holds 2,000,000 shares of our common stock as collateral pursuant to the terms of a November 9, 2010 credit facility with our American Power Group, Inc. subsidiary. Iowa State Bank’s address is 5 East Call Street, Algona, Iowa, 50511. The shares are to be returned when the credit facility is paid off.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has proposed that the number of directors be fixed at six and that the six nominees listed below will be nominated to serve as directors until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

The following information is set forth with respect to each nominee for election as a director.

Nominee’s Name	Position(s) Held	Year Term Will Expire

Maurice E. Needham	Chairman of the Board of Directors	2012
Lyle Jensen	Chief Executive Officer, President and Director	2012
Dr. Allen Kahn	Director	2012
Lew F. Boyd	Director	2012
Kevin Tierney, Sr.	Director	2012
Thomas Galvin	Director	2012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Occupations of Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Maurice E. Needham	70	Chairman of the Board of Directors
Lyle Jensen	60	Chief Executive Officer; President; Director
Charles E. Coppa	47	Chief Financial Officer; Treasurer; Secretary
Dr. Allen Kahn	89	Director
Lew F. Boyd	65	Director
Kevin Tierney	51	Director
Thomas Galvin	58	Director

Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. The officers are appointed by and serve at the discretion of the Board of Directors. All outside directors receive $5,000 per quarter as board compensation.

We have established an Audit Committee consisting of Messrs. Tierney (Chair) and Boyd and Dr. Kahn, and a Compensation Committee consisting of Messrs. Boyd (Chair), Needham and Dr. Kahn. Our Board of Directors has determined that Mr. Tierney is an “audit committee financial expert” within the meaning given that term by Item 407(d)(5) of Regulation S-K.

MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director. The Board of Directors believes that Mr. Needham’s extensive business, operational and management experience, including over 17 years with the Company, gives him the qualifications and skills to serve as a director and member of the Compensation Committee.

LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr. Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an automotive aftermarket dealer of fluid maintenance equipment. Prior to that, he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco Corporation from 1988 to 1997; General Manager of Interconics from 1984 to 1988; and various financial and general management roles within Rockwell International from 1973 to 1984. The Board of Directors believes that Mr. Jensen’s management expertise, together with his financial and operational background, which he has cultivated during his nearly eight-year tenure with the Company, provides him with the necessary qualifications and skills to serve as Chief Executive Officer and as a director.

CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company. From 1985 to 1990 Mr. Coppa was as an auditor with Grant Thornton where he obtained his CPA designation. The Board of Directors believes Mr. Coppa’s financial and management expertise, which he has cultivated during his nearly fifteen-year tenure with the Company, provides him with the necessary qualifications and skills to serve as Chief Financial Officer.

ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in “concept companies” since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.). The Board of Directors believes that Dr. Kahn’s extensive business and investing experience, including over 50 years of private investing experience, gives him the qualifications and skills to serve as a director and member of the Audit Committee.

LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology. The Board of Directors believes that Mr. Boyd’s extensive business and executive recruitment experience, including over 16 years with the Company, gives him the qualifications and skills to serve as a director and Chairman of the Compensation Committee.

KEVIN TIERNEY has been a Director since July 2009. Since 2006, Mr. Tierney has served as the President and Chief Executive Officer of Saugusbank, a $200 million, state-chartered community bank located in Saugus, Massachusetts. Prior to joining Saugusbank, he served as executive vice president and general manager of BISYS Group’s Corporate Financial Solutions Division which provided corporate banking services to Fortune 500 treasury departments as well as to the life insurance and health insurance industries. From 1999 to 2004, Mr. Tierney was executive vice president and chief operating officer of Abington Bancorp, a $1.2 billion publicly traded bank holding company. Mr. Tierney previously served as executive vice president and general manager of a division of Electronic Data Systems Inc. where he oversaw a business unit that provided emerging payment technologies to the retail and financial services industries. The Board of Directors believes that Mr. Tierney’s extensive business and financial services experience gives him the qualifications and skills to serve as a director and Chairman of the Audit Committee.

THOMAS GALVIN has been a Director since September 2010. Mr. Galvin was the Co-Founder and Executive Vice President of SourceOne, a Boston-based provider of energy outsourcing solutions for mission critical facilities from 1999 to 2007 at which time it was sold to Veolia Energy North America. Mr. Galvin remained employed by SourceOne until July 2010. Prior to founding SourceOne, Mr. Galvin was the Director of Retail Service, Eastern United States for Pacificorp, an investor-owned utility and provider of wholesale and retail renewable energy products from 1996 to 1999. Prior to 1996, he founded two environmental services consulting firms, Adams Environmental Management, Inc., which concentrated on tactical and technical environmental services and Hygienetics, Inc., an international environmental consulting firm. Earlier in his career, Mr. Galvin served as Director of Environmental Management and Energy Planning for the Massachusetts Port Authority. The Board of Directors believes that Mr. Galvin’s extensive business, operational and environmental services experience gives him the qualifications and skills to serve as a director.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires that we disclose any transaction or proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving more than the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at the end of each of the last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the our common stock, or an immediate family member of any of those persons.

Stock Issuances; Options Granted

In November 2008, in recognition of the company’s enhanced performance, we granted options to our Messrs. Needham, Boyd, Jensen, Kahn, DeBenedictis (who resigned in February 2009) and Coppa to purchase an aggregate of 600,000 shares of our common stock at an exercise price of $.33 per share, which represented the closing price of our stock on the date of each respective grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest equally over a five-year period from date of grant. In February 2008, 100,000 options expired un-exercised with the departure of Mr. DeBenedictis.

In June 2009, the Board of Directors approved the issuance of 250,000 shares of unregistered common stock, in aggregate, as restricted stock awards to Messrs. Needham, Boyd, Jensen, Kahn and Coppa. The awards were in recognition of past services, including the successful November 2008 sale of the tire recycling operations and repayment of all amounts due to our secured lender, Laurus Master Fund, Ltd., as well as future incentives. All recipients have agreed to hold the shares for a minimum of 18 months after issuance. In addition, we granted options to the directors and Mr. Coppa to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $.23 per share, which represented the closing price of our stock on the date of each respective grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest equally over a five-year period from the date of grant with the exception of an option to purchase 100,000 shares granted to our Chief Executive Officer, which are immediately exercisable pursuant to the terms of his employment agreement.

In July 2009, the Board of Directors approved the issuance of 25,000 shares of unregistered common stock as restricted stock awards to Mr. Tierney. The award was an incentive to join the Board and Mr. Tierney has agreed to hold the shares for a minimum of 18 months after the issuance. In addition, we granted options to Mr. Tierney to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $.32 per share, which represented the closing price of our stock on the date of grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest equally over a five-year period from date of grant.

In March 2010, Dr. Kahn exercised options to purchase 36,000 shares of common stock at prices ranging from $.33 to $.40 per share.

On September 2, 2010, the Board of Directors approved the issuance of 25,000 shares of unregistered common stock as a restricted stock award to Mr. Galvin as a future incentive and recorded a $12,500 expense (the assigned fair value based on the closing bid price) associated with the issuance of such shares during the fiscal year ended September 30, 2010.

On September 17, 2010, Dr. Kahn and Mr. Coppa loaned us an aggregate of $323,500, pursuant to the terms of a private offering of 12% unsecured, six-month notes payable. In addition, the Board of Directors approved the issuance of an aggregate of 161,750 shares of unregistered common stock to Dr. Kahn and Mr. Coppa in conjunction with a debt offering and recorded a deferred financing expense of $72,788 (the assigned fair value based on the closing bid price).

Related Party Transactions

On November 18, 2008 we entered into a four-month (extended in March 2009 on a month-to-month basis) consulting agreement at a rate of $7,500 per month with a company owned by Mr. Boyd who also serves as the Chairman of our Compensation committee. The consulting firm is currently providing assistance in the areas of due diligence support, “green” market opportunity identification and evaluation, identification and evaluation of candidates for the Board of Directors and other services as our Board may determine.

All transactions, including loans, between us and our officers, directors, principal stockholders, and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors. Management believes these transactions were consummated on terms no less favorable to us than could be obtained from unaffiliated third parties.

Code of Ethics

We have adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Board Leadership Structure

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer are held by separate persons, with the position of Chairman filled by Mr. Needham, an independent, non-executive director.  The Board believes that the separation of the roles of Chairman of the Board of Directors and Chief Executive Officer is appropriate as it allows the Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing the independent Chairman to focus on leadership of the Board of Directors, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer and other members of senior management.  The Chairman of the Board presides over all Board meetings and works with senior management to develop agendas for Board meetings. The Chairman advises the Chief Executive Officer and other members of senior management on business strategy and leadership development.  He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board and its committees. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on our needs at the time, and as such, believes that it is important to retain flexibility.

Role of Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing the Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Our Board leadership structure, together with the frequent interaction between our directors and members of senior management, assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board also plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The entire Board of Directors is formally apprised at least annually of the Company’s enterprise risk management efforts. The Board reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports.

Board Meetings

Our Board of Directors met 10 times, in person or by telephone, during the fiscal year ended September 30, 2010. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2010.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee: The Audit Committee of the Board of Directors acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2010. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

A copy of the Audit Committee charter is available at www.greenman.biz. The two members of the Audit Committee are “independent” within the meaning given to the term by Section 803 of the NYSE Amex Company Guide.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations and comprehensive income, cash flows and stockholders’ equity for the fiscal year ended September 30, 2010 and 2009 with management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

The Audit Committee has also received and reviewed written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as required by Independent Standards Board No. 1 and has discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Kevin Tierney, Sr., Chairman           Lew Boyd Dr.           Allen Kahn

Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements proposed by the Chief Executive Officer for all other officers. In addition the Compensation Committee administers and interprets the Company’s equity-based plans, including determining the individuals to whom stock options are awarded, the terms upon which the option grants are made, and the number of shares subject to each option granted. The Compensation Committee met four times during the fiscal year ended September 30, 2010. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period. A copy of the Compensation Committee charter is available at www.greenman.biz. The two members of the Compensation Committee are “independent” within the meaning given to the term by Section 803 of the NYSE Amex Company Guide.

Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and does, participate in the consideration of director nominees. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See “Advance Notice Procedures” below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2011. When adopted, the charter will be posted on our corporate website.

Stockholders may communicate directly with members of our Board of Directors by sending a letter or other written communication to The Chairman of the Board (or, if applicable to an individual director by name), in care of the Corporate Secretary, GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa 50047. Our current policy is to forward all communications to the Chairman of the Board or the individually named director, if applicable, but we reserve the right to modify that policy in the future.

Executive and Director Compensation

Summary Compensation Table

The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2010 and 2009, to our Chief Executive Officer and our Chief Financial Officer. We granted restricted stock awards in fiscal 2009 only. We did not grant any stock appreciation rights or make any long-term plan payouts during the fiscal years ended September 30, 2010 and 2009, respectively.

	Annual Compensation			Option	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards (1)(2)	Compensation(3)	Total
Lyle Jensen	2010	$ 250,000	$ --	$ --	$ 22,902	$ 272,902
Chief Executive Officer	2009	250,000	275,000	39,000	37,479	601,479

Charles E. Coppa	2010	$ 161,500	$ --	$ 25,000	$ 16,413	$ 202,913
Chief Financial Officer	2009	161,500	130,000	55,000	28,649	375,149

(1) Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended September 30, 2010 and September 30, 2009, in accordance with ASC 718 for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate of zero was used in the expense calculation in the financial statements.

(2) Options granted have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant with the exception of the 100,000 granted to Mr. Jensen in fiscal 2009 which, pursuant to the terms of his employment, vest immediately on the date of grant and have a ten-year term. Mr. Coppa was granted 100,000 options in fiscal 2010.

(3) Represents payments made to or on behalf of Messrs. Jensen and Coppa for health and life insurance and auto allowances. In addition, during June 2009, the Board of Directors approved the issuance of 50,000 shares of unregistered common stock as restricted stock awards to Mr. Jensen and Mr. Coppa in recognition of past services and as future incentives. The value assigned to each individual’s grant is $15,000 based on the closing bid price on the date of grant plus the anticipated income tax affect associated with the issuance of these shares. Each recipient has agreed to hold the shares for a minimum of 18 months after issuance.

Employment Agreements

Mr. Jensen has a five-year employment agreement pursuant to which he receives a base salary to $250,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days’ prior notice. The agreement provides for payment of twelve months’ salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen’s base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Jensen’s employment agreement provides for cash incentive compensation in respect of any fiscal year of up to the lesser of (x) 20% of our audited annual profit after tax, as reported in the financial statements included in our Annual Report on Form 10-K for such fiscal year or (y) $150,000 and stock options based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of our annual audited earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a percentage of our revenue, as follows:

EBITDA as a
	% of Revenue	Stock Option Performance Incentive Earned
Base:	< 11.0%	None
Level I:	11.1% – 11.99%	Options to purchase 20,000 shares of the Company’s common stock.
Level II:	12.0% – 12.99%	Options to purchase 40,000 shares of the Company’s common stock.
Level III:	13.0% – 13.99%	Options to purchase 60,000 shares of the Company’s common stock.
Level IV:	14.0% – 14.99%	Options to purchase 80,000 shares of the Company’s common stock.
Level V:	> 15.0%	Options to purchase 100,000 shares of the Company’s common stock.

During fiscal 2009, Mr. Jensen earned an incentive bonus of $150,000 and was granted immediately exercisable options to purchase 100,000 shares of common stock at an exercise price of $.23 per share based on fiscal 2009 EBITDA performance. In addition, the Board of Directors approved a discretionary incentive bonus of $125,000 to Mr. Jensen in recognition of successful sale of the tire recycling operations and repayment of all amounts due to our secured lender, Laurus Master Fund, Ltd., in November 2008. Mr. Jensen did not receive any incentive compensation during fiscal 2010.

Mr. Coppa has a two-year employment agreement pursuant to which he receives a base salary to $161,500 per year. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days prior notice. The agreement provides for payment of twelve months’ salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Coppa’s base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Coppa’s employment agreement also provides for incentive compensation in respect of any fiscal year based on mutually agreed performance measures as determined our Compensation Committee. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee.

During fiscal 2009, Mr. Coppa earned a discretionary incentive bonus of $80,000 based on individual and company performance. In addition, the Board of Directors approved a discretionary incentive bonus of $50,000 to Mr. Coppa in recognition of successful sale of the tire recycling operations and repayment of all amounts due our secured lender, Laurus Master Fund, Ltd., in November 2008. During fiscal 2010, Mr. Coppa was granted options to purchase 100,000 shares of common stock at an exercise price of $.36 per share. The options have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.

Outstanding Equity Awards

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2010:

		Number of Securities Underlying		Exercise	Option
		Unexercised Options		Price	Expiration
Name	Date of Grant	Exercisable	Unexercisable	Per Share	Date
Lyle Jensen	March 12, 2002 (1)	25,000	--	$1.51	March 12, 2012
	August 23, 2002 (2)	2,500	--	$1.80	August 23, 2012
	February 20, 2003 (3)	2,000	--	$1.95	February 20, 2013
	April 24, 2004 (3)	2,000	--	$1.10	April 24, 2014
	June 15, 2005 (3)	2,000	--	$0.51	June 15, 2015
	April 12, 2006 (4)	400,000	100,000	$0.28	April 12, 2016
	December 18, 2006 (4)	60,000	40,000	$0.35	December 18, 2016
	December 29, 2006 (5)	25,000	--	$0.36	December 29, 2016
	February 8, 2008 (5)	100,000	--	$0.34	February 8, 2018
	September 30, 2008 (5)	100,000	--	$0.33	September 30, 2018
	November 17, 2008 (4)	20,000	80,000	$0.33	November 17, 2018
	June 8, 2009 (5)	100,000	--	$0.22	June 8, 2019

Charles E. Coppa	January 12, 2001 (2)	40,000	--	$0.40	January 12, 2011
	August 23, 2002 (2)	7,500	--	$1.80	August 23, 2012
	June 6, 2006 (4)	109,600	27,400	$0.36	June 6, 2016
	September 28, 2007 (4)	27,000	18,000	$0.35	September 28, 2017
	November 18, 2008 (4)	20,000	80,000	$0.35	November 18, 2018
	June 8, 2009 (4)	40,000	160,000	$0.22	June 8, 2019
	March 4, 2010 (4)	--	100,000	$0.36	March 4, 2020

(1) These options are non-qualified, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.

(2) These options were granted under the 1993 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.

(3) These options were granted under the 1996 Non Employee Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

(4) These options were granted under the 2005 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.

(5) These options were granted under the 2005 Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended September 30, 2010:

Name	Fees Earned or Paid in Cash or Common Stock (1)	Option Awards (2) (3)	All Other Compensation (4)	Total
Maurice E. Needham	$ --	$ 25,000	$ --	$ 25,000
Lew Boyd	$ 20,000	$ --	$ --	$ 20,000
Dr. Allen Kahn	$ 20,000	$ --	$ --	$ 20,000
Kevin Tierney, Sr.	$ 20,000	$ --	$ --	$ 20,000
Thomas Galvin	$ 1,667	$ 16,400	$ 12,500	$ 30,567

(1) All non-employee directors receive a quarterly board fee of $5,000 per quarter.

(2) Amounts shown do not reflect compensation actually received by the named director. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended September 30, 2010, in accordance with ASC 718 for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.

(3) On March 4, 2010, Mr. Needham was granted options to purchase 100,000 shares of common stock at an exercise price of $.36 per share which have a 10 year term and vest equally over a 5 year term from date of grant. On September 2, 2010, Mr. Galvin was granted options to purchase 50,000 shares of common stock at an exercise price of $.50 per share which have a 10 year term and vest equally over a 5 year term from date of grant.

(4) In September 2010, the Board of Directors approved the issuance of 25,000 shares of unregistered common stock as a restricted stock award to Mr. Galvin as a future incentive, and recorded a $12,500 expense (the assigned fair value based on the closing bid price) associated with the issuance of such shares. Mr. Galvin has agreed to hold the shares for a minimum of 12 months after the issuance.

As of September 30, 2010, each Director who are not named executive officers for the fiscal year ended September 30, 2010 holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options

Maurice E. Needham	742,500

Lew Boyd	245,500

Dr. Allen Kahn	211,500

Kevin Tierney, Sr.	50,000

Thomas Galvin	50,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To the best of management’s knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., to audit our consolidated financial statements for the fiscal year ending September 30, 2011. Schechter, Dokken, Kanter has served as our independent registered public accounting firm since fiscal 2007.

Stockholder ratification of our independent auditors is not required under Delaware law or under our Restated Certificate of Incorporation or By-Laws.

If the stockholders do not ratify the selection of Schechter, Dokken, Kanter as our independent auditors for the fiscal year ending September 30, 2011, our Board of Directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF SCHECHTER, DOKKEN, KANTER, ANDREWS & SELCER, LTD. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by Schechter, Dokken, Kanter for fiscal 2010 and fiscal 2009.

Type of Service	Amount of Fee for
	Fiscal 2010	Fiscal 2009
Audit Fees	$ 141,293	$ 133,683
Audit-Related Fees	1,014	8,633
Tax Fees	39,600	43,500
All Other Fees	0	0
Total	$ 181,907	$ 185,816

Audit Fees. These fees are for professional services rendered in connection with the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are customarily provided by independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. These fees are for various accounting consultations and benefit plan audits.

Tax Fees. These fees are for professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (i) such services must not be prohibited under applicable federal securities rules and regulations, and (ii) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our Company, or be a promoter of our Company’s stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

During fiscal 2010 and 2009, all of the non-audit services provided by SDKAS were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ADVANCE NOTICE PROCEDURES

Under our By-Laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

Our By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa 50047.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than November 29, 2011. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

EXPENSES AND SOLICITATION

The cost of solicitation by proxies will be borne by us, in addition to directly soliciting stockholders by mail, we may request banks and brokers to solicit their customers who have our stock registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may be made of some stockholders in person or by mail or telephone.

INFORMATION INCORPORATED BY REFERENCE

Our Annual Report, containing financial statements and management’s discussion and analysis of our financial condition and results of operations for the year ended September 30, 2010 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote, and is incorporated herein by this reference.

GREENMAN TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

March 30, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GreenMan Technologies, Inc. (the “Company”) hereby appoints Lyle Jensen and Charles E. Coppa, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on March 30, 2011, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GREENMAN TECHNOLOGIES, INC.

March 30, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.greenman.biz.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of six Directors:

☐ For all nominees ☐ Withhold authority for all nominees ☐ For all except (see instructions below)	Nominees: O Maurice E. Needham O Lew F. Boyd O Dr. Allen Kahn O Lyle Jensen O Kevin Tierney, Sr. O Thomas Galvin

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

2. Ratify the selection of the firm of Schecter, Dokken, Kanter, Andrews, & Selcer Ltd. as independent auditors for the fiscal year ending September 30, 2011.

For	Against	Abstain
☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check here if you plan to attend the meeting. ☐

____________________	_____________	____________________	_____________
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.